SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): December 14, 2000

                              THE AES CORPORATION
             (exact name of registrant as specified in its charter)


       DELAWARE                      333-15487                   54-1163725
(State of Incorporation)        (Commission File No.)          (IRS Employer
                                                             Identification No.)


                       1001 North 19th Street, Suite 2000
                           Arlington, Virginia 22209

          (Address of principal executive offices, including zip code)

              Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE
         (Former Name or Former Address, if changed since last report)


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Item 5.   Other Events

     On December 14, 2000, The AES Corporation ("AES") announced that AES Alamitos LLC, which owns and operates a 2,083 MW natural-gas fired electric generating facility in southern California, reached an agreement with the South Coast Air Quality Management District (the "District") that resolves allegations of third and fourth quarter 2000 emission violations at the Alamitos facility and also provides an abatement plan for AES Alamitos that allows plant operations going forward.

Under the terms of the settlement, AES Alamitos agreed, among other things, to:

o commence installing selective catalytic reduction ("SCR") devices on four uncontrolled units at AES Alamitos as soon as the pending permits are issued;

o until such SCR is installed, dispatch all generating units in accordance with "environmental dispatch", which means that the units with superior emission control technology are operated first;

o    comply with all provisions of the District's emission trading program;

o    pay a $17 million fine.

     The fine will be recorded as a one time, non recurring expense in the fourth quarter of 2000, and was not included in any earnings guidance previously provided by AES. AES Southland also will cause SCR to be installed on four additional units at AES Redondo Beach and AES Huntington Beach.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     THE AES CORPORATION


Date: December 15, 2000                       By /s/ William Luraschi
                                                 --------------------------
                                                     William Luraschi
                                                     (signing officer)


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